EXHIBIT 99.g(iii)
                                                               -----------------

                                    EXHIBIT A
                                    ---------
                        STATE STREET BANK & TRUST COMPANY
                   GLOBAL AND DOMESTIC CUSTODY AND ACCOUNTING
                                  FEE SCHEDULE
                                       FOR
                            HORACE MANN MUTUAL FUNDS

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I.   GLOBAL DOMESTIC CUSTODY & MULTI CURRENCY ACCOUNTING
================================================================================

     A. Maintain custody of assets. Settle portfolio purchases and sales. Reports buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

     B. Maintain investment ledgers; provide general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports.

          1st 500 Million            4.35/100 of 1%
          Thereafter                 2.5/100 of 1%

          These fees will be charged at the Aggregate Assets of all the funds combined with the exception of the Balanced Fund, which will be charged a Flat Fee of $9,000 per year for Part I of this fee schedule.

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II.  TRANSACTIONS CHARGES
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          DTC                                                    $ 8.00
          PTC                                                    $ 8.00
          Fed Book Entry                                         $ 8.00
          Wire Transfers In                                      $ 6.00
          Wire Transfers Out                                     $ 6.00
          Physicals                                              $30.00
          All others                                             $30.00
          3rd party Foreign Exchange                             $50.00
          Mutual Funds                                           $ 8.00

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III. HOLDINGS
================================================================================

          Book Entry                                             $3.00/month
          Physicals                                              $5.00/month

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IV.  GLOBAL TRANSACTIONS AND HOLDING CHARGES
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
==================================================        ==================================================
COUNTRY          * HOLDING CHARGES   TRANSACTION          COUNTRY          * HOLDING CHARGES   TRANSACTION
                   IN BASIS POINTS     CHARGES                               IN BASIS POINTS     CHARGES
                    (ANNUAL FEE)     (PER TRADE)                              (ANNUAL FEE)     (PER TRADE)
================ ================= ===============        ================ ================= ===============
Argentina               45.0            $125              Lebanon                 40.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Australia                5.0             $25              Lithuania               35.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Austria                 15.0             $25              Luxembourg              35.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Bahrain                 50.0            $150              Malaysia                15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Bangladesh              45.0            $125              Mauritius               45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Belgium                 15.0             $50              Mexico                  15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Bermuda                 65.0            $150              Morocco                 35.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Bolivia                 45.0            $125              Namibia                 45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Botswana                35.0            $100              Netherlands             15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Brazil                  35.0            $100              New Zealand              5.0             $25
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Bulgaria                50.0            $100              Norway                  15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Canada                   5.0             $25              Oman                    65.0            $150
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Chile                   45.0            $125              Pakistan                45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
China                   35.0            $100              Peru                    45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Colombia                45.0            $125              Philippines             15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Croatia                 50.00           $100              Poland                  45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Cyprus                  45.0            $125              Portugal                15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Czech Republic          35.0            $100              Romania                 75.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Denmark                  5.0             $25              Russia                  50.0            $300
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Ecuador                 35.0            $100              Singapore               15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Egypt                   35.0            $100              Slovakia                45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Estonia                 50.0             $50              Slovak Republic         45.0             $75
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Euroclear                5.0             $25              Slovenia                75.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Finland                 15.0             $50              South Africa             5.0             $25
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
France                   5.0             $25              South Korea             45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Germany                  5.0             $25              Spain                   15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Ghana                   35.0            $100              Sri Lanka               35.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Greece                  45.0            $125              Swaziland               75.0            $200
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Hong Kong               15.0             $50              Sweden                  15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Hungary                 45.0            $125              Switzerland              5.0             $25
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Iceland                 35.0             $50              Taiwan                  35.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
India                   45.0            $125              Thailand                15.0             $50
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Indonesia               15.0             $50              Trinidad &              35.0            $100
                                                          Tobago
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Ireland                 15.0             $50              Tunisia                 45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Israel                  35.0            $100              Turkey                  35.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Italy                    5.0             $25              Ukraine                 75.0            $300
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Ivory Coast             75.0            $150              United Kingdom           5.0             $25
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Jamaica                 45.0            $125              Uruguay                 45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Japan                    5.0             $25              Venezuela               45.0            $125
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Jordan                  45.0            $125              Zambia                  35.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Kenya                   35.0            $100              Zimbabwe                35.0            $100
---------------- ----------------- ---------------        ---------------- ----------------- ---------------
Latvia                  65.0             $50
==================================================        ==================================================

================================================================================
V.   OUT-OF-POCKET EXPENSES
================================================================================

A billing for the recovery of applicable out-of-pocket expenses will be covered by the monthly custody charge each month. Out-of-pocket expenses include, but are not limited to the following:

o    Telephone                          o    Transfer Fees
o    Wire charges                       o    Price Waterhouse Audit Letter
o    Postage and insurance              o    Federal Reserve Fee for Return
o    Courier service                    o    Check items over $2,500($4.25 each)
o    Duplicating                        o    GNMA Transfer ($15.00)
o    Legal fees                         o    PTC Deposit/Withdrawal for same day
                                             turnaround ($50.00 each)
                                        o    Subcustodian charges


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VI.  BALANCE CREDITS
================================================================================

Balance credits are based upon the collected balances net of Federal Reserve Requirements (10%) The rate used is the daily Fed Funds Rate for each day of the calendar month with a positive collected balance. Balance debits will result in a charge of Fed Funds plus 1.00%, and will be calculated for each day of the calendar month with a negative collected balance.


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VII. TERM
================================================================================

The fee schedule is effective 01/01/2003 and is extended for a period of two (2) years from that date.

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HORACE MANN FAMILY OF FUNDS                   STATE STREET BANK & TRUST COMPANY

BY /s/ CHRISTOPHER FEHR                       BY /s/ David Paldino
   -------------------------------               -------------------------------

TITLE   PRESIDENT                             TITLE       VICE PRESIDENT
      ----------------------------                  ----------------------------

DATE    1/14/03                               DATE        1/10/03
     -----------------------------                 -----------------------------
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